Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-65934, 333-65936, 333-65938, 333-101243, 333-101265, 333-125667, 333-131164, 333-140939, 333-155757, 333-165078, 333-172463, 333-179700, 333-186951 and 333-194269), in the Registration Statement on Form S-3 (No. 333-184791) and in the Registration Statement on Form S-4 (No. 333-198380) of Zimmer Holdings, Inc. of our report dated February 23, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, IL

February 23, 2015